Exhibit 4
                            COPYTELE, INC.

                            2003 SHARE INCENTIVE PLAN

     1. Purpose. The CopyTele, Inc. 2003 Share Incentive Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as officers, key employees and non-employee directors ("Director Participants"), of, and consultants to, CopyTele, Inc. (the "Company") and its subsidiaries and affiliates, by providing them opportunities to acquire shares of the Company's common stock, par value $.01 per share (the "Common Stock"), or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below) described herein. Additionally, the Plan is intended to assist in further aligning the interests of the Company's officers, key employees and consultants to those of its other stockholders.

     2. Administration.

     (a) The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company from among its members (which may be the Compensation Committee) and shall be comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

     (b) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

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     3. Participants. Participants will consist of such officers, key employees and Director Participants of, and such consultants to, the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

     4. Type of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Awards and (e) Stock Units (each as described below, and collectively, the "Benefits"). Stock Awards, Performance Awards, and Stock Units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 11 hereof. Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

     5. Common Stock Available Under the Plan. The aggregate number of shares of Common Stock that may be subject to Benefits, including Stock Options, granted under this Plan shall be 15,000,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 18 hereof. The maximum number of shares of Common Stock with respect to which Benefits may be granted or measured to any individual participant under the Plan during any year of the Plan shall not exceed 1,500,000, provided, however, that the maximum number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights may be granted to an individual participant under the Plan during any year of the Plan shall not exceed 1,500,000 (in each case, subject to adjustments made in accordance with Section 18 hereof). Any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, any shares subject to Stock Awards, Performance Awards or Stock Units which are forfeited, any shares subject to Performance Awards settled in cash or any shares delivered to the Company as part or full payment for the exercise of a Stock Option or Stock Appreciation Right shall again be available for Benefits under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) that may be granted to any individual participant under the Plan.

     6. Stock Options. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options may be "incentive stock options" ("Incentive Stock Options"), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"); provided, however, that grants of Incentive Stock Options made prior to approval of the grant of Incentive Stock Options under the Plan by stockholders of the Company shall be subject to such approval and provided, further, that if

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stockholder approval of the grant of Incentive Stock Options under the Plan is not obtained within twelve months of adoption of the Plan by the Board of Directors, any Stock Option granted during the twelve month period after adoption of the Plan by the Board of Directors that is designated as an Incentive Stock Option shall be treated thereafter as Nonqualified Stock Option. The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

     (a) Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant; subject to subsection (d), below.

     (b) Payment of Exercise Price. The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, or by delivery to the Company of (x) irrevocable instructions to deliver directly to a broker the stock certificates representing the shares for which the Stock Option is being exercised, and (y) irrevocable instructions to such broker to sell such shares for which the Stock Option is being exercised, and promptly deliver to the Company the portion of the proceeds equal to the Stock Option exercise price and any amount necessary to satisfy the Company's obligation for withholding taxes, or any combination thereof. For purposes of making payment in shares of Common Stock, such shares shall be valued at their Fair Market Value (as defined below) on the date of exercise of the Stock Option and shall have been held by the Participant for at least six months. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. The Committee may, at the time of grant, provide for the grant of a subsequent Restoration Stock Option if the exercise price is paid for by delivering previously owned shares of Common Stock of the Company. Restoration Stock Options (i) may be granted in respect of no more than the number of shares of Common Stock tendered in exercising the predecessor Stock Option, (ii) shall have an exercise price equal to the Fair Market Value on the date the Restoration Stock Option is granted, and
     (iii) may have an exercise period that does not extend beyond the remaining term of the predecessor Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

     (c) Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant; provided, however, the Committee may, in its sole discretion, later waive any such condition.

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     (d) Limitations on Incentive Stock Options. Incentive Stock Options may be
     granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively)) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten years after the date it is granted; provided, however, Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, unless the exercise price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

     (e) Post-Employment Exercises. Upon termination of employment of any employee or of the continuing services of any consultant with the Company and all subsidiary corporations and parent corporations of the Company, any Stock Option previously granted to the employee or consultant, unless otherwise specified by the Committee in the Stock Option, shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

         (i) if the employee or consultant shall die while in the employ or service of such corporation or during either the three (3) month or two
         (2) year period, whichever is applicable, specified in clause (ii) below and at a time when such employee or consultant was entitled to exercise a Stock Option as herein provided, the legal representative of such employee or consultant, or such person who acquired such Stock Option by bequest or inheritance or by reason of the death of the employee or consultant, may, not later than two (2) years from the date of death, exercise such Stock Option, to the extent not theretofore exercised, in respect of any or all of such number of shares of Common Stock as specified by the Committee in such Stock Option; and

         (ii) if the employment of any employee or the continuing services of any consultant to whom such Stock Option shall have been granted shall terminate by reason of the employee's or consultant's retirement (at such age or upon such conditions as shall be specified by the Committee), disability (as described in Section 22(e)(3) of the Code) or dismissal by the employer other than for cause (as defined below), and while such employee or consultant is entitled to exercise such Stock Option as herein provided, such employee or consultant shall have the right to exercise such Stock Option so granted in respect of any or all of such number of shares as specified by the Committee in such Stock Option, at any time up to and including (x) three (3) months after the date of such termination of employment or services in the case of termination by reason of retirement or dismissal other than for cause, and (y) two (2) years after the date of termination of employment or services in the case of termination by reason of disability.

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     In no event, however, shall any person be entitled to exercise any Stock
Option after the expiration of the period of exercisability of such Stock Option or Right, as specified therein.

     If an employee or consultant voluntarily terminates his or her employment or continuing services, or is discharged for cause, any Stock Option granted hereunder shall, unless otherwise specified by the Committee in the Stock Option, forthwith terminate with respect to any unexercised portion thereof.

     If a Stock Option granted hereunder shall be exercised by the legal representative of a deceased grantee or by a person who acquired a Stock Option granted hereunder by bequest or inheritance or by reason of the death of any employee or consultant or former employee or consultant, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Stock Option.

     For the purposes of the Plan, the term "for cause" shall mean (a) with respect to an employee or consultant who is a party to a written service agreement with, or, alternatively, participates in a compensation or benefit plan of the Company or a subsidiary corporation or parent corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment or services thereunder by the Company or such subsidiary corporation or parent corporation of the Company, "for cause" or "cause" as defined therein; or (b) in all other cases, as determined by the Committee or the Board of Directors, in its sole discretion, (i) the willful commission by an employee or consultant of an act that causes or may cause substantial damage to the Company or a subsidiary corporation or parent corporation of the Company; (ii) the commission by an employee or consultant of an act of fraud in the performance of such employee's or consultant's duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; (iii) conviction of the employee or consultant for commission of a felony in connection with the performance of his duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; or (iv) the continuing failure of an employee or consultant to perform the duties of such employee or consultant to the Company or a subsidiary corporation or parent corporation of the Company after written notice thereof and a reasonable opportunity to be heard and cure such failure are given to the employee or consultant by the Committee.

     For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code. If an individual is on leave of absence taken with the consent of the corporation by which such individual was employed, or is on active military service, and is determined to be an "employee" for purposes of the exercise of a Stock Option, such individual shall not be entitled to exercise such Stock Option during such period unless such individual shall have obtained the prior written consent of such corporation, which consent shall be signed by the chairman of the board of directors, the president, a senior vice-president or other duly authorized officer of such corporation.

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     A termination of employment or services shall not be deemed to occur by reason of (i) the transfer of an employee or consultant from employment or retention by the Company to employment or retention by a subsidiary corporation or a parent corporation of the Company or (ii) the transfer of an employee or consultant from employment or retention by a subsidiary corporation or a parent corporation of the Company to employment or retention by the Company or by another subsidiary corporation or parent corporation of the Company. Termination of a consultant's services shall be considered to occur when he ceases to perform services on a regular basis.

     In the event of the complete liquidation or dissolution of a subsidiary corporation, or if such corporation ceases to be a subsidiary corporation, any unexercised Stock Options theretofore granted to any person employed by or rendering consulting services to such subsidiary corporation will be deemed cancelled unless such person is employed by or renders continuing services to the Company or by any parent corporation or another subsidiary corporation after the occurrence of such event. If a Stock Option is to be cancelled pursuant to the provisions of the previous sentence, notice of such cancellation will be given to each employee or consultant holding unexercised Stock Options, and such holder will have the right to exercise such Stock Options in full during the thirty (30) day period following notice of such cancellation.

7. Stock Appreciation Rights.

     (a) The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, Stock Options. A Stock Appreciation Right means a right to receive a payment in cash, Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value) of such shares of Common Stock on the date the right is granted, all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in substitution for a Stock Option, the designated Fair Market Value in the award agreement may be the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.

     (b) Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten years after the date it is granted. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.

     (c) The exercise of any Stock Appreciation Right after termination of employment of a participant with the Company, a subsidiary of the Company or with any company providing consulting services to the Company shall be subject to the same terms and conditions as set forth in Section 6(e) above.

8. Stock Awards. The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment, and may constitute

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Performance-Based Awards, as described in Section 11 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

9. Performance Awards.

     (a) Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Committee. Performance Awards may constitute Performance-Based Awards, as described in Section 11 hereof. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Such Performance Awards may be in the form of shares of Common Stock or Stock Units. Performance Awards may be awarded as short-term or long-term incentives. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.

     (b) With respect to those Performance Awards that are not intended to constitute Performance-Based Awards, the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of such targets the Committee shall have precluded its authority to make such adjustments.

     (c) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

10. Stock Units.

     (a) The Committee may, in its discretion, grant Stock Units to participants hereunder. The Committee shall determine the criteria for the vesting of Stock Units. Stock Units may constitute Performance-Based Awards, as described in Section 11 hereof. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the award agreement shall specify. Shares of Common Stock issued pursuant to this
     Section 10 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined below).

     (b) Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a participant has elected to defer payment under subsection (c) below, shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participant.

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     (c) Prior to the year with respect to which a Stock Unit may vest, the participant may elect not to receive a distribution upon the vesting of such Stock Unit and for the Company to continue to maintain the Stock Unit on its books of account. In such event, the value of a Stock Unit shall be payable in shares of Common Stock pursuant to the agreement of deferral.

     (d) A "Stock Unit" means a notional account representing one share of Common Stock. A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

11. Performance-Based Awards. Certain Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exemption of Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole. The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) net sales growth; (iv) market share; (v) net operating profit; (vi) expense targets; (vii) working capital targets relating to inventory and/or accounts receivable; (viii) operating margin; (ix) return on equity; (x) return on assets; (xi) planning accuracy (as measured by comparing planned results to actual results); (xii) market price per share; and (xiii) total return to stockholders. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria. With respect to Performance-Based Awards, (i) the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate Benefits payable upon the attainment of such performance goal.

12. Stock Option Grants to Director Participants. Subject to the terms and conditions of Sections 12 through 16 hereof, commencing with the Annual Meeting of Stockholders of the Company to be held in the year 2003, each current Director Participant of the Company shall automatically be granted a Nonqualified Stock Option to purchase 60,000 shares of Common Stock (less the number of shares, if any, automatically granted to such Director Participant upon election to the Board of Directors under the Company's 2000 Share Incentive Plan or any other similar plan) each year that such director is elected to the Board of Directors. Future Director Participants shall automatically be granted Nonqualified Stock Options to purchase 60,000 shares of Common Stock (less the number of shares, if any, automatically granted to such Director Participant

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upon election to the Board of Directors under the Company's 2000 Share Incentive
Plan or any other similar plan) upon their initial election to the Board of Directors and at the time of each subsequent annual meeting of the Company's stockholders at which such director is elected to the Board of Directors. The purchase price of the shares of Common Stock covered by the Nonqualified Stock Options granted pursuant to this Section 12 shall be the Fair Market Value of such shares of Common Stock on the date of grant.

13. Director Participant's Exercise of Stock Options. A Nonqualified Stock Option granted to any Director Participant of the Company shall not be exercisable for the twelve-month period immediately following the grant of such Nonqualified Stock Option. Thereafter, the Nonqualified Stock Option shall be exercisable for the period ending five years from the date of grant of such Nonqualified Stock Option, except to the extent such exercise is further limited or restricted pursuant to the provisions hereof.

14. Director Participant's Termination. If a Director Participant's service as a director of the Company terminates, any Nonqualified Stock Option previously granted to such Director Participant shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

     (a) if a Director Participant holding an outstanding Nonqualified Stock Option dies, such Nonqualified Stock Option shall, to the extent not theretofore exercised, remain exercisable for two (2) years after such Director Participant's death, by such Director Participant's legatee, distributee, guardian or legal or personal representative; and

     (b) if the service of a Director Participant to whom such Nonqualified Stock Option shall have been granted shall terminate by reason of (i) such Director Participant's disability (as described in Section 22(e)(3) of the Code), (ii) voluntary retirement from service as a director of the Company, or (iii) failure of the Company to retain or nominate for re-election such Director Participant who is otherwise eligible, unless due to any act of
     (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect subsidiary of the Company, while such Director Participant is entitled to exercise such Nonqualified Stock Option as herein provided, such Director Participant shall have the right to exercise such Nonqualified Stock Option so granted in respect of any or all of such number of shares of Common Stock subject to such Nonqualified Stock Option at any time up to and including (X) three (3) months after the date of such termination of service in the case of termination by reason of voluntary retirement or failure of the Company to retain or nominate for re-election such Director Participant who is otherwise eligible, unless due to any act of (1) fraud or intentional misrepresentation, or (2) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect subsidiary of the Company, and (Y) two (2) years after the date of termination of service in the case of termination by reason of disability; and

     (c) if the Director Participant shall die during either the three (3) month or two (2) year period, which ever is applicable, specified in clause (b) above and at a time when such Director Participant was entitled to exercise a Nonqualified Stock Option as herein provided, the legal representative of such Director Participant, or such person who acquired such Nonqualified Stock Option by bequest or inheritance or by reason of the death of the Director Participant may, not later than two (2) years from the date of death, exercise such Nonqualified Stock Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares subject to such Nonqualified Stock Option.

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     In no event, however, shall a Director Participant be entitled to exercise any Stock Option after the expiration of the period of exercisability of such Stock Option, as specified therein.

15. Amendment of Director Participant Provisions. Sections 12 through 15 of the Plan shall not be amended more than one time in any six month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.

16. Securities Laws. The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933, as amended, or the Exchange Act, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. Notwithstanding any provision in the Plan or an option document to the contrary, if the Committee determines, in its sole discretion, that issuance of Shares pursuant to the exercise of a Stock Option should be delayed pending registration or qualification under federal or state securities laws or the receipt of a legal opinion that an appropriate exemption from the application of federal or state securities laws is available, the Committee may defer exercise of any Stock Option until such Shares are appropriately registered or qualified or an appropriate legal opinion has been received, as applicable.

17. Foreign Laws. The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted pursuant to this Section 17 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

18. Adjustment Provisions; Change in Control.

     (a) If there shall be any change in the Common Stock of the Company or the capitalization of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee, in its sole discretion, shall adjust, in an equitable manner, as applicable, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits; provided, however, that any such arithmetic adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. Appropriate adjustments may also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods; provided, however, that any such arithmetic adjustment to a Performance-Based Award shall not cause the amount of compensation

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     payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. In addition, other than with respect to Stock Options, Stock Appreciation Rights, and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on participants under the Plan.

     (b) Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Stock Options and Stock Appreciation Rights shall immediately vest and become exercisable. For purposes of this Section 18(b), a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

         (i) a change in control of the Company that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; or

         (ii) during any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Company's Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority of the Board of Directors; or

         (iii) the Company's Common Stock shall cease to be publicly traded after initially being publicly traded; or

         (iv) the Company's Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

         (v) the Company's Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Section 18(b)(i) above, and such transaction shall have been consummated.

     For purposes of this Section 18(b), "Continuing Directors" shall mean (x) the directors of the Company in office on the Effective Date (as defined below) and (y) any successor to any such director and any additional director who after the Effective Date was nominated or selected by a majority of the Continuing Directors (or the Nominating Committee of the Board of Directors of the Company) in office at the time of his or her nomination or selection.

     The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company or the other events specified in Section 18(a), each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the

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excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Stock Option or Stock Appreciation Right granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option or Stock Appreciation Right is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

     19. Nontransferability. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit, other than an Incentive Stock Option, to any director, officer or employee of the Company with at least 15 years of service may permit the transferability of a Benefit by such participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.

     20. Other Provisions. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits in the event of a change in control of the Company, for the payment of the value of Benefits to participants in the event of a change in control of the Company, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan. In addition, the Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Stock Option granted hereunder. The Committee shall have full discretion to interpret and administer the Plan.

     21. Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be (i) the closing price of the Company's Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Company's Common Stock is readily tradeable on a national securities exchange or other market system, (ii) if the Company's Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company and (iii) in connection with a Change in Control of the Company or an event specified in Section 18(a), the value of the consideration paid to stockholders in connection with such Change in Control or event or if no consideration is paid in respect thereof, the amount determined pursuant to clause (i) or (ii), above.

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     22. Withholding. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The
Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

     23. Tenure. A participant's right, if any, to continue to serve the Company or any of its subsidiaries or affiliates as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

     24. Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

     25. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     26. Duration, Amendment and Termination. No Benefit shall be granted more than ten years after the Effective Date. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. Nevertheless, if the Plan has been previously approved by the Company's stockholders, the Committee may not, without obtaining approval within twelve months before or after such action by such vote of the Company's stockholders as may be required, amend the Plan if such amendment would: (i) disqualify any Incentive Stock Options granted under the Plan; (ii) increase the aggregate number of shares of Common Stock that may be delivered through Stock Options under the Plan; (iii) increase either of the maximum amounts which can be paid to an individual participant under the Plan as set forth in Section 5 hereof; (iv) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (v) modify the requirements as to eligibility for participation in the Plan. The Committee may amend the terms of any Benefit theretofore granted,

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prospectively or retroactively, but no such amendment shall impair the rights of any participant without his consent. In its sole discretion, the Committee may reduce the exercise price for any or all outstanding Stock Options or Stock Appreciation Rights, by repricing or replacing or offering to replace such Benefits, at any time and on any basis it believes is appropriate and consistent with the Plan's purposes.

     27. Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

     28. Effective Date.

     (a) The Plan shall be effective as of April 21,2003, the date on which the Plan was adopted by the Board of Directors (the "Effective Date").

     (b) This Plan shall terminate on April 21,2013 (unless sooner terminated by the Committee).